UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2023

SYNLOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37566	26-1824804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Binney St., Suite 402 Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9975

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SYBX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On August 16, 2023, Synlogic Operating Company, Inc. (“Synlogic OpCo”), a wholly-owned subsidiary of Synlogic, Inc. (the “Company”), F. Hoffmann-La Roche Ltd (“Roche Basel”) and Hoffmann-La Roche Inc. (“Roche US”, and together with Roche Basel, “Roche”) entered into an amendment (the “Amendment”) to the Pilot Collaboration and Option Agreement (the “Roche Collaboration and Option Agreement”), effective as of June 16, 2021, by and between Synlogic OpCo and Roche.

Under the Roche Collaboration and Option Agreement, Roche holds an exclusive option right (the “Option”) to negotiate a definitive collaboration and license agreement for the further development of a Synthetic Biotic medicine for the treatment of inflammatory bowel disease. The Amendment extends the deadline for Roche to exercise the Option until the later of (i) January 15, 2024 or (ii) ninety (90) days after Synlogic OpCo has (A) delivered certain research data to Roche and (B) does not plan to conduct further experiments under the Roche Collaboration and Option Agreement. A copy of the Roche Collaboration and Option Agreement is attached as Exhibit 10.29 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

This summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be attached as an exhibit to the Company’s 10-Q for the quarter ended September 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2023	Synlogic, Inc.

	By:	/s/ Michael Jensen
	Name:	Michael Jensen
	Title:	Chief Financial Officer